Consent of Independent Certified Public Accountants
                                Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-78284, as amended by Amendments 1 and 2, and Form S-8 No. 33-78282 pertaining to the Company's Employee Stock Option Plan), of our report dated March 11, 1999, with respect to the consolidated financial statements and schedule of Atlantic Gulf Communities Corporation included in the Annual Report, as amended (Form 10-K/A-1) for the year ended December 31, 1998.







                              /s/ ERNST & YOUNG LLP
                              ---------------------------------------
                                  Ernst & Young LLP



Miami, Florida
April 30, 1999